Exhibit 10.50

THE TOWN BANK

AMENDMENT TO 2000 EMPLOYEE STOCK OPTION PLAN

This Amendment, dated this 4th day of January 2006 is made by The Town Bank, a commercial bank chartered under the laws of New Jersey (the “Bank”).

Preliminary Statement

WHEREAS, the Bank has heretofore adopted the 2000 Employee Stock Option Plan (the “Plan”); and

WHEREAS, on August 16, 2005, the Board of Directors (the “Board”) of the Bank approved the Agreement and Plan of Acquisition (the “Acquisition Agreement”) by and among Ten Penny-Rialto Holdings, Inc. (now known as Community Partners Bancorp) (“Parent”), Two River Community Bank (“Two River”), and the Bank in which Parent is to acquire all of the shares of capital stock of each of the Bank and Two River in exchange for shares of Parent common stock in an “acquisition” under Section 17:9A-355 et seq. of the New Jersey Banking Act of 1948, as amended; and

WHEREAS, the Board of Directors, in consultation with Parent and Two River, finds it advisable to amend the Plan such that, conditioned upon and concurrently with, the consummation of the acquisition contemplated by the Acquisition Agreement, the vesting schedule of all outstanding options under the Employee Option Plans shall automatically be accelerated and all such options not then exercisable shall as a result become immediately exercisable.

NOW THEREFORE, in consideration of the premises, the Bank amends the Plan as follows:

1.    The Plan is hereby be amended to add the following new Section 7, clause (f), reading as follows:

“(f)    Notwithstanding anything to the contrary in this Section 7, conditioned upon, and concurrently with, the closing of the acquisition contemplated by the Agreement and Plan of Acquisition dated as of August 16, 2005 (the “Acquisition Agreement”) by and among Ten Penny-Rialto Holdings, Inc. (now known as Community Partners Bancorp) (“Parent”), Two River Community Bank (“Two River”) and the Bank, all Options heretofore and hereafter granted pursuant to this Plan shall become immediately exercisable for the full amount of Shares covered thereby, to the extent not previously exercised.”

2.    Except as expressly modified herein, all the terms and conditions of the Plans deemed to be an original, and all of which taken together constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed as of the date written above.

THE TOWN BANK

By:	/s/ Robert W. Dowens, Sr.
Robert W. Dowens, Sr.
President and CEO